EXHIBIT 10.1

                                PROMISSORY NOTE


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                                 PROMISSORY NOTE



US$1,500,000.00                                      __________________ __, 2005
                                                     VANCOUVER, BRITISH COLUMBIA



For value received, BRAVO RESOURCES LTD., a Nevada corporation ("Maker") promises to pay to the order of ST JAMES'S SQUARE NOMINEES LIMITED, a private limited company registered in England, the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS (US$1,500,000), with no interest to accrue.

This Note shall be due in full two (2) years from the date first stated above.

Maker may prepay this Note at any time without penalty.

Should legal proceedings be necessary to enforce the payment of this Note, Maker shall be liable for all costs of collection, including attorneys' fees.

"Maker"
BRAVO RESOURCES LTD.


By:
    -----------------------------------------
         Daniel Savino, President